LEASE AGREEMENT

Dated as of August 29, 1997

	between

	FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner Trustee under the PFG Real Estate Trust 1997-1, as Lessor

	and

	PERFORMANCE FOOD GROUP COMPANY,
	as Lessee

This Lease Agreement is subject to a security interest in favor of First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent") under a Security Agreement dated as of August 29, 1997, between First Security Bank, National Association, not individually except as expressly stated therein, but solely as the Owner Trustee under the PFG Real Estate Trust 1997-1 and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.
This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.


TABLE OF CONTENTS
ARTICLE I	                                                        1
 1.1 Definitions.	                                                1
 1.2 Interpretation.	                                             2
ARTICLE II	                                                       2
 2.1 Property.	                                                   2
 2.2 Lease Term.	                                                 2
 2.3 Title.	                                                      3
 2.4 Lease Supplements.	                                          3
ARTICLE III	                                                      3
 3.1 Rent.	                                                       3
 3.2 Payment of Basic Rent.	                                      4
 3.3 Supplemental Rent.	                                          4
 3.4 Performance on a Non-Business Day.	                          5
 3.5 Rent Payment Provisions.	                                    5
ARTICLE IV	                                                       5
 4.1 Taxes; Utility Charges.	                                     5
ARTICLE V	                                                        6
 5.1 Quiet Enjoyment.	                                            6
ARTICLE VI	                                                       6
 6.1 Net Lease.	                                                  6
 6.2 No Termination or Abatement.	                                7
ARTICLE VII	                                                      7
 7.1 Ownership of the Properties.	                                7
ARTICLE VIII	                                                     8
 8.1 Condition of the Properties.	                                8
 8.2 Possession and Use of the Properties.	                       9
 8.3 Integrated Properties.	                                     10
ARTICLE IX	                                                      11
 9.1 Compliance With Legal Requirements, Insurance
     Requirements and Manufacturer's Specifications
     and Standards.	                                             11
ARTICLE X	                                                       11
 10.1 Maintenance and Repair; Return.	                           11
 10.2 Environmental Inspection.	                                 13
ARTICLE XI	                                                      13
 11.1 Modifications.	                                            13
ARTICLE XII	                                                     14
 12.1 Warranty of Title.	                                        14
ARTICLE XIII	                                                    15
 13.1 Permitted Contests Other Than in Respect of Indemnities.	  15
ARTICLE XIV	                                                     16
 14.1 Public Liability and Workers' Compensation Insurance.	     16
 14.2 Permanent Hazard and Other Insurance.	                     17
 14.3 Coverage.	                                                 18
ARTICLE XV	                                                      19
 15.1 Casualty and Condemnation.	                                19
 15.2 Environmental Matters.	                                    22
 15.3 Notice of Environmental Matters.	                          23
ARTICLE XVI	                                                     24
 16.1 Termination Upon Certain Events.	                          24
 16.2 Procedures.	                                               24
ARTICLE XVII	                                                    24
 17.1 Lease Events of Default.	                                  24
 17.2 Surrender of Possession.	                                  28
 17.3 Reletting.	                                                28
 17.4 Damages.	                                                  29
 17.5 Power of Sale.	                                            30
 17.6 Final Liquidated Damages.	                                 30
 17.7 Environmental Costs.	                                      31
 17.8 Waiver of Certain Rights.	                                 31
 17.9 Assignment of Rights Under Contracts.	                     31
 17.10 Remedies Cumulative.	                                     32
ARTICLE XVIII	                                                   32
 18.1 Lessor's Right to Cure Lessee's Lease Defaults.	           32
ARTICLE XIX	                                                     32
 19.1 Provisions Relating to Lessee's Exercise of
      its Purchase Option.	                                      32
 19.2 No Purchase or Termination With Respect to Less than
      All of a Property.                                        	33
ARTICLE XX	                                                      33
 20.1 Purchase Option or Sale Option-General Provisions.	        33
 20.2 Lessee Purchase Option.	                                   34
 20.3 Third Party Sale Option.	                                  35
ARTICLE XXI	                                                     36
 21.1 [Intentionally Omitted].	                                  36
ARTICLE XXII	                                                    36
 22.1 Sale Procedure.	                                           36
 22.2 Application of Proceeds of Sale.	                          39
 22.3 Indemnity for Excessive Wear.	                             39
 22.4 Appraisal Procedure.	                                      40
 22.5 Certain Obligations Continue.	                             40
ARTICLE XXIII	                                                   41
 23.1 Holding Over.	                                             41
ARTICLE XXIV	                                                    41
 24.1 Risk of Loss.	                                             41
ARTICLE XXV	                                                     42
 25.1 Assignment.	                                               42
 25.2 Subleases.	                                                42
ARTICLE XXVI	                                                    43
 26.1 No Waiver.	                                                43
ARTICLE XXVII	                                                   43
 27.1 Acceptance of Surrender.	                                  43
 27.2 No Merger of Title.	                                       43
ARTICLE XXVIII	                                                  44
 28.1 Incorporation of Covenants.	                               44
ARTICLE XXIX	                                                    45
 29.1 Notices.	                                                  45
ARTICLE XXX	                                                     45
 30.1 Miscellaneous.	                                            45
 30.2 Amendments and Modifications.	                             45
 30.3 Successors and Assigns.	                                   45
 30.4 Headings and Table of Contents.	                           45
 30.5 Counterparts.	                                             46
 30.6 GOVERNING LAW.	                                            46
 30.7 Calculation of Rent.	                                      46
 30.8 Memoranda of Lease and Lease Supplements.	                 46
 30.9 Allocations between the Lenders and the Holders.	          46
 30.10 Limitations on Recourse.	                                 47
 30.11 WAIVERS OF JURY TRIAL.	                                   47
 30.12 Exercise of Lessor Rights.	                               47
 30.13 SUBMISSION TO JURISDICTION; VENUE;ARBITRATION.	           47
 30.14 USURY SAVINGS PROVISION.	                                 49


EXHIBITS

EXHIBIT A	-	Lease Supplement No. ____
EXHIBIT B	-	Memorandum of Lease and Lease Supplement No.
____

LEASE AGREEMENT


	THIS LEASE AGREEMENT dated as of August 29, 1997 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Lease") is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as the Owner Trustee under the PFG Real Estate Trust 1997-1, as lessor (the "Lessor"), and PERFORMANCE FOOD
GROUP COMPANY, a Tennessee corporation, having its principal place of business at 6800 Paragon Place, Suite 500, Richmond, Virginia 23230, as lessee (the "Lessee").

W I T N E S S E T H:

	A.	WHEREAS, subject to the terms and conditions of the
Participation Agreement and the Agency Agreement, Lessor will (i) purchase or ground lease various parcels of real property, some of which will (or may) have existing Improvements thereon, from one (1) or more third parties designated by Lessee and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties by the Construction Agent; and

	B.	WHEREAS, the Basic Term shall commence with respect
to each Property upon the Property Closing Date with respect thereto; provided, Basic Rent with respect thereto shall not be payable until the applicable Rent Commencement Date; and

	C.	WHEREAS, Lessor desires to lease to Lessee, and Lessee
desires to lease from Lessor, each Property;

	NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


ARTICLE I

	1.1	Definitions.

		Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix A to the Participation Agreement of even date herewith (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among Lessee, the Construction
Agent, First Security Bank, National Association, not individually, except as expressly stated therein, as the Owner Trustee under the PFG Real Estate Trust 1997-1, the Holders, the Lenders and the Agent.

	1.2	Interpretation.

		The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Lease.


ARTICLE II

	2.1	Property.

		Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, each Property.

	2.2	Lease Term.

		The basic term of this Lease with respect to each Property (the "Basic Term") shall begin upon the Property Closing Date for such Property (in each case the "Basic Term Commencement Date") and shall end on the second annual anniversary of the Initial Closing Date (the "Basic Term Expiration Date"), unless the Basic Term is earlier terminated or the term of this Lease is renewed (as described below) in accordance with the provisions of this Lease. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

		To the extent no Default or Event of Default has occurred and is continuing, and if Lessee has not provided written notice to Lessor and the Agent at least one hundred twenty (120) days prior to the first day of the applicable Renewal Term of its determination to exercise its purchase option or sale option under Article XX hereof, the term of this Lease for each Property shall be automatically extended for up to three (3) additional terms each of one (1) year's duration from the Basic Term Expiration Date (each, a "Renewal Term"); provided, that the expiration date for the final Renewal Term for each Property shall not be later than the fifth annual anniversary of the Initial Closing Date, unless such later expiration date has been expressly agreed to, at the request of Lessee, in writing by each of Lessor, the Agent, the Lenders and the Holders in their sole discretion.

	2.3	Title.

		Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Liens) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to any Property or any interest of Lessee therein other than for Lessor Liens.

	2.4	Lease Supplements.

	On or prior to each Basic Term Commencement Date, Lessee and
Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Basic Term Commencement Date in substantially the form of Exhibit A hereto. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with power of substitution, in the name of Lessor or the name of Lessee or otherwise, to execute any Lease Supplement which Lessee fails or refuses to sign in accordance with the terms of this Section 2.4 (including without limitation any Lease Supplement required in connection with any Construction Period Property upon the occurrence of an Agency Agreement Event of Default).


ARTICLE III

	3.1	Rent.

		(a)	Lessee shall pay Basic Rent in arrears on each
Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; provided, however, with respect to each individual Property Lessee shall have no obligation to pay Basic Rent with respect to such Property until the Rent Commencement Date with respect to such Property (notwithstanding that Basic Rent for such Property shall accrue from and including the Scheduled Interest Payment Date immediately preceding such Rent Commencement Date).

		(b)	Basic Rent shall be due and payable in lawful
money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts at such bank or banks as Lessor shall from time to time direct.

		(c)	Lessee's inability or failure to take possession of all
or any portion of any Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

	3.2	Payment of Basic Rent.

		Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

	3.3	Supplemental Rent.

		Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent within three (3) days after the same is due, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. All such payments of Supplemental Rent shall be in the full amount thereof, without setoff, deduction or reduction. Lessee shall pay to Lessor, as Supplemental Rent due and owing to Lessor, among other things, on demand, to the extent permitted by applicable Legal Requirements, (a) any and all unpaid fees, charges, payments, amounts and other obligations (other than the obligations of Lessor to pay the principal amount of the Loans and the Holder Amount) due and owing by Lessor, in any capacity, under the Credit Agreement, under the Trust Agreement and/or under any other Operative Agreement (including without limitation any amounts owing to the Lenders under Section 2.11, Section 2.12, Section 2.13 and Section 9.5 of the Credit Agreement and any amounts owing to the Holders under Section 3.9 or
Section 3.10 of the Trust Agreement) and (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. It shall be an additional Supplemental Rent obligation of Lessee to pay to the appropriate Person all rent and other amounts when such become due and owing from time to time under each Ground Lease and without the necessity of any notice from Lessor with regard thereto. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

	3.4	Performance on a Non-Business Day.

		If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date. If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental
Rent shall be due on the next succeeding Business Day.

	3.5	Rent Payment Provisions.

		Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.


ARTICLE IV

	4.1	Taxes; Utility Charges.

		Lessee shall pay or cause to be paid all Impositions with respect to the Properties and/or the use, occupancy, operation, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on any Property and related real property during the Term. Upon Lessor's request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any Imposition or utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to any Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.


ARTICLE V

	5.1	Quiet Enjoyment.

		Subject to the rights of Lessor contained in Sections 17.2,
17.3 and 20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date.


ARTICLE VI

	6.1	Net Lease.

		This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of each Property. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction of any Property or any part thereof; (b) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to any Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee's acquisition of ownership of all or part of any Property; (k) breach of any warranty or representation with respect to any Property or any Operative Agreement;
(l) any defect in the condition, quality or fitness for use of any Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subject to negotiation.

	6.2	No Termination or Abatement.

		Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority. Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


ARTICLE VII

	7.1	Ownership of the Properties.

		(a)	Lessor and Lessee intend that (i) for financial
accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of each Property and (C) Lessee will be treated as the lessee of each Property, but (ii) for federal and all state and local income tax purposes and bankruptcy purposes (A) this Lease will be treated as a financing arrangement and (B) Lessee will be treated as the owner of the Properties. Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax law or bankruptcy law. Lessee shall claim the cost recovery deductions associated with each Property, and Lessor shall not, to the extent not prohibited by Law, take on its tax return a position inconsistent with Lessee's claim of such deductions.

		(b)	[Intentionally Omitted].


ARTICLE VIII

	8.1	Condition of the Properties.

		LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS-IS WHERE-IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF
TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY),
(C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN
ACCURATE SURVEY MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND
(E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF
AND/OR THE DATE OF THE APPLICABLE LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE
MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL
BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS
FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY
LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT
DEFECT THEREON OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO
COMPLY WITH ANY LEGAL REQUIREMENT. LESSEE HAS OR PRIOR TO THE BASIC TERM COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT,
THE LENDERS AND THE HOLDERS, ON THE ONE (1) HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

	8.2	Possession and Use of the Properties.

		(a)	At all times during the Term with respect to each
Property, such Property shall be a Permitted Facility and shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease. Lessee shall not commit or permit any waste of the Properties or any part thereof.

		(b)	The address stated in Section 29.1 of this Lease is
the principal place of business and chief executive office of Lessee
(as such terms are used in Section 9-103(3) of the Uniform
Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its chief place of business or chief executive office. Regarding a particular Property, each Lease Supplement correctly identifies the initial location of the related Equipment and Improvements (if any) and contains an accurate legal description for the related parcel of Land. The Equipment and Improvements respecting each particular Property will be located only at the location identified in the applicable Lease Supplement.

		(c)	Lessee will not attach or incorporate any item of
Equipment to or in any other item of equipment or personal property or to or in any real property (except the Land identified in the Lease Supplement in which such Equipment is also described) in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements.

		(d)	On the Basic Term Commencement Date for each
Property, Lessor and Lessee shall execute a Lease Supplement in regard to such Property which shall contain an Equipment
Schedule that has a complete description of each item of Equipment which is then a part of the Property, an Improvement Schedule that has a complete description of each Improvement which is then a part of the Property and a legal description of the Land to be leased hereunder (or in the case of any Land subject to a Ground Lease to be subleased hereunder) as of such date. All
Land subject to a Ground Lease shall be deemed to be ground subleased from Lessor to Lessee as of the Basic Term
Commencement Date, and such ground sublease shall be in effect until this Lease is terminated or expires, in each case in accordance with the terms and provisions hereof. Lessee shall satisfy and perform all obligations imposed on Lessor under each Ground
Lease. Simultaneously with the execution and delivery of each Lease Supplement, such Equipment, Improvements, Land, subleasehold interest in Land, all additional Equipment and Improvements which are financed under the Operative Agreements after the Basic Term Commencement Date and the remainder of such Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.

		(e)	At all times during the Term with respect to each
Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

	8.3	Integrated Properties.

		On the Rent Commencement Date for each Property, such
Property and the applicable property subject to a Ground Lease shall constitute (and for the duration of the Term shall continue to constitute) all of the equipment, facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control a Permitted Facility in a commercially reasonable manner.


ARTICLE IX

	9.1	Compliance With Legal Requirements, Insurance
Requirements and Manufacturer's Specifications and Standards.

		Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental Laws), all Insurance Requirements relating to the Properties and all manufacturer's specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in any Property or interfere with the use and enjoyment of any Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties, unless the failure to procure, maintain and comply with such items identified in subparagraphs (a) and (b) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.


ARTICLE X

	10.1	Maintenance and Repair; Return.

		(a)	Lessee, at its sole cost and expense, shall maintain
each Property in good condition, repair and working order
(ordinary wear and tear excepted) and in the repair and condition as when originally delivered to Lessor and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Section 9.1 and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property, such that such Property is capable of being immediately utilized by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

		(b)	Lessee shall not use or locate any component of any
Property outside of any Approved State. Lessee shall not move or relocate any component of any Property beyond the boundaries of the Land (comprising part of such Property) described in the applicable Lease Supplement, except for the temporary removal of Equipment and other personal property for repair or replacement.

		(c)	If any component of any Property becomes worn
out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease). All components which are added to any Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

		(d)	Upon reasonable advance notice, Lessor and its
agents shall have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee.

		(e)	If, at any time, the aggregate appraised value of
Properties then subject to this Lease for which Lessor has received an as-built Appraisal pursuant to the terms of Section 5.5 of the Participation Agreement is less than $8,400,000 (the "Base
Amount"), then Lessee will cause an additional as-built Appraisal or as-built Appraisals to be immediately delivered to Lessor in an amount sufficient to cause such aggregate appraised value to equal or exceed the Base Amount. In addition, Lessee shall cause to be delivered to Lessor (at Lessee's sole expense) one (1) or more additional Appraisals (or reappraisals of Property) as Lessor may request if any one (1) of Lessor, the Agent, the Trust Company, any Lender or any Holder is required pursuant to any applicable
Legal Requirement to obtain such Appraisals (or reappraisals) and upon the occurrence of any Event of Default.

		(f)	Lessor shall under no circumstances be required to
build any improvements or install any equipment on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect.

		(g)	Lessee shall, upon the expiration or earlier
termination of this Lease with respect to a Property, if Lessee shall not have exercised its Purchase Option with respect to such Property and purchased such Property, surrender such Property to Lessor pursuant to (i) the exercise of the applicable remedies upon the occurrence of a Lease Event of Default or (ii) the second paragraph of Section 22.1(a) hereof, or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1(a)-(f), 10.2, 11.1, 12.1,
22.1 and 23.1).

	10.2	Environmental Inspection.

		If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1 or for whatever reason Lessee does not purchase a Property in accordance with the terms of this Lease, then not more than one hundred twenty (120) days nor less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, the Majority Holders and the Agent, and in form, scope and content reasonably satisfactory to Lessor, the Majority Holders and the Agent.


ARTICLE XI

	11.1	Modifications.

		(a)	Lessee at its sole cost and expense, at any time and
from time to time without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"), and Lessee shall make any and all Modifications required to be made pursuant to all Legal Requirements, Insurance Requirements and manufacturer's specifications and standards; provided, that: (i) no Modification shall materially impair the value, utility or useful life of any Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) no Modification shall adversely affect the structural integrity of any Property; (iv) to the extent required by Section 14.2(a), Lessee shall maintain builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement
Modification outside of this lease facility. All Modifications shall immediately and without further action upon their incorporation into the applicable Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor.
Lessee shall not remove or attempt to remove any Modification from any Property. Each Ground Lease for a Property shall expressly provide for the provisions of the foregoing sentence.
Lessee, at its own cost and expense, will pay for the repairs of any damage to any Property caused by the removal or attempted removal of any Modification.

		(b)	The construction process provided for in the
Agency Agreement is acknowledged by Lessor and the Agent to be consistent with and in compliance with the terms and provisions of this Article XI.


ARTICLE XII

	12.1	Warranty of Title.

		(a)	Title in each Property (including without limitation
all Equipment, all Improvements, all replacement components to each Property and all Modifications) shall immediately and without further action vest in and such shall become the property of Lessor and be subject to the terms of this Lease (provided, respecting all Land subject to a Ground Lease, Lessor's interest therein is acknowledged to be a leasehold interest pursuant to such Ground Lease) from and after the date hereof or such date of incorporation into any Property. Lessee agrees that, subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property, any component thereof or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Lessor, the Agent or any Holder pursuant to any Operative Agreement, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to a Property, the Rent or any other such amounts, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor created by the Operative Agreements are (and until the financing parties under the Operative Agreements have been paid in full shall remain) first priority perfected Liens subject only to Permitted Liens.

		(b)	Nothing contained in this Lease shall be construed
as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO
LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY PROPERTY.


ARTICLE XIII

	13.1	Permitted Contests Other Than in Respect of Indemnities.

		Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided, that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the applicable Properties, Lessor, each Holder, the Agent and each Lender; (b) there shall not be imposed a Lien
(other than Permitted Liens) on any Property and no part of any Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.


ARTICLE XIV

	14.1	Public Liability and Workers' Compensation Insurance.

		During the Term for each Property, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on such Property or respecting the Equipment and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (i) for commercial general liability of less than $1,000,000 and (ii) for umbrella liability of less than $50,000,000. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holders, the Agent and the Lenders as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, any Holder, the Agent or any Lender may have in force. In the operation of the Properties, Lessee shall comply with applicable workers' compensation laws and protect Lessor, each Holder, the Agent and each Lender against any liability under such laws.

	14.2	Permanent Hazard and Other Insurance.

		(a)	During the Term for each Property, Lessee shall
keep such Property insured against all risk of physical loss or damage by fire and other risks and shall maintain builders' risk insurance during construction of any Improvements or Modifications in each case in amounts no less than the Termination Value from time to time and on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee and (ii) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holders and the Agent (on behalf of the Lenders and the Holders) as a named additional insured and loss payee, to the extent of their respective interests; provided, so long as no Event of Default exists, any loss payable under the insurance policies required by this Section for losses up to $1,000,000 will be paid to Lessee.

		(b)	If, during the Term with respect to a Property the
area in which such Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National
Flood Insurance Program as set forth in the Flood Disaster
Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal
Requirement, concerning flood insurance to the extent that it applies to any such Property. During the Term, Lessee shall, in the operation and use of each Property, maintain workers' compensation insurance consistent with that carried by similarly situated companies conducting business similar to that conducted by Lessee and containing minimum liability limits of no less than $100,000. In the operation of each Property, Lessee shall comply with workers' compensation laws applicable to Lessee, and protect
Lessor, each Holder, the Agent and each Lender against any liability under such laws.

	14.3	Coverage.

		(a)	As of the date of this Lease and annually thereafter
during the Term, Lessee shall furnish Lessor, the Holders and the Agent with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and
14.2 to be in effect, naming (to the extent of their respective interests) Lessor, the Holders, the Agent and the Lenders as additional insureds and loss payees and evidencing the other requirements of this Article XIV. All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies having an A+ or better rating by A.M. Best's Key Rating Guide. Lessee shall cause such certificates to include a provision for thirty (30) days' advance written notice by the insurer to Lessor, the Holders and the Agent in the event of cancellation or material alteration of such insurance.
If an Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

		(b)	Lessee agrees that the insurance policy or policies
required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or any Contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee. Lessee hereby waives any and all such rights against Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

		(c)	Neither Lessor nor Lessee shall carry separate
insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

		(d)	Lessee shall pay as they become due all premiums
for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

		(e)	Lessor and Lessee hereby waive all rights of
recovery and causes of action that either have or may have arisen or that may arise hereafter against the other, whether caused by negligence, intentional misconduct, or otherwise, for any damage to premises, property or business caused by any perils to the extent, but only to the extent, covered by fire and extended coverage, building, contents and business interruption insurance, or for which either party may be reimbursed as a result of such insurance coverage affecting any loss suffered by such party; provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued, and provided, further, that the foregoing waivers shall be ineffective if either (i) such waivers invalidate any policy of insurance of the parties hereto, now or hereafter issued or (ii) any Claim has been imposed on, incurred by or asserted against Lessor for which Lessee is responsible under any provision of any Operative Agreement (including without limitation Section 13.1 of the Participation Agreement) and with respect to which no recovery has been had by Lessor. Lessor and Lessee will use their best efforts to have their respective insurance companies waive their respective rights of subrogation as contemplated herein, provided, the foregoing shall impose no obligation on Lessor to obtain any insurance with respect to any Property or other matter described in any Operative Agreement. Notwithstanding the foregoing provisions of this paragraph, Lessor waives no right of recovery and/or cause of action respecting matters described in Section 13.2 of the Participation Agreement, and Lessee acknowledges the same.


ARTICLE XV

	15.1	Casualty and Condemnation.

		(a)	Subject to the provisions of the Agency Agreement
and this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination Notice), and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any condemnation proceeds, award, compensation or insurance proceeds under Sections 14.2(a) or (b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in a Property (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing or if such award, compensation or insurance proceeds shall exceed $1,000,000, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this paragraph (a). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements.

		(b)	Lessee may appear in any proceeding or action to
negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

		(c)	If Lessee shall receive notice of a Casualty or a
Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed twenty-five percent (25%) of the Property Cost of such Property, Lessee shall give notice thereof to Lessor and to the Agent promptly after Lessee's receipt of such notice. In the event such a Casualty or Condemnation occurs (regardless of whether Lessee gives notice thereof), then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the Agent and the provisions of Sections 16.1 and 16.2 shall apply.

		(d)	In the event of a Casualty or a Condemnation
(regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate with respect to the applicable Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor and the Agent a notice to such effect.

		(e)	If pursuant to this Section 15.1 this Lease shall
continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including without limitation any such award, compensation or insurance which has been received by the Agent and which should be turned over to Lessee pursuant to the terms of the Operative Agreements, and if not available or sufficient, using its own funds), promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections
10.1 and 11.1, using the as-built Plans and Specifications or manufacturer's specifications for the applicable Improvements, Equipment or other components of the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the applicable Property and all applicable
Legal Requirements), so as to restore the applicable Property to substantially the same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the applicable Property shall remain with Lessor.

		(f)	In no event shall a Casualty or Condemnation affect
Lessee's obligations to pay Rent pursuant to Article III.

		(g)	Notwithstanding anything to the contrary set forth
in Section 15.1(a) or Section 15.1(e), if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, the applicable Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty (180) days prior to the Expiration Date or the date nine (9) months after the occurrence of such Casualty or Condemnation (if such Casualty or Condemnation occurs during the Term) to the substantially same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day such Property is not in fact so restored, repaired or replaced, then Lessee shall be required to exercise its Purchase Option for such Property on the next Payment Date (notwithstanding the limits on such exercise contained in Section 20.2) and pay Lessor the Termination Value for such Property; provided, if any Default or Event of Default has occurred and is continuing, Lessee shall also promptly (and in any event within three (3) Business Days) pay Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to any Property; provided, further, that if no Default or Event of Default has occurred and is continuing, any Excess Proceeds shall be paid to Lessee. If a Default has occurred and is continuing and any Loans, Holder
Advances or other amounts are owing with respect thereto, then any Excess Proceeds (to the extent of any such Loans, Holder
Advances or other amounts owing with respect thereto) shall be paid to Lessor, held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of an Event of Default, with the remainder of such Excess Proceeds in excess of such Loans, Holder Advances and other amounts owing with respect thereto being distributed to the Lessee.

	15.2	Environmental Matters.

		Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $15,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake and complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws.
Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee does not deliver a Termination
Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee
(or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law. Not less than sixty (60) days prior to any time that Lessee elects to cease operations with respect to any Property or to remarket any Property pursuant to
Section 20.1 hereof or any other provision of any Operative Agreement, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment respecting such Property recently prepared
(no more than thirty (30) days prior to the date of delivery) by an independent recognized professional acceptable to Lessor, the Majority Holders and the Agent in their reasonable discretion and in form, scope and content satisfactory to Lessor, the Majority Holders and the Agent in their reasonable discretion. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the Phase I environmental site assessment, Lessee shall be obligated to purchase such Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of such Property to a Person other than Lessee or any Affiliate of Lessee.

	15.3	Notice of Environmental Matters.

		Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property or Properties. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


ARTICLE XVI

	16.1	Termination Upon Certain Events.

		If Lessee has delivered, or is deemed to have delivered, written notice of a termination of this Lease with respect to the applicable Property to Lessor and the Agent in the form described in Section 16.2(a)
(a "Termination Notice") pursuant to the provisions of this Lease, then (a) following the applicable Casualty or Condemnation, this Lease shall terminate with respect to the affected Property on the applicable Termination Date or (b) pursuant to the second sentence of Section 15.2, due to the occurrence of an Environmental Violation, this Lease shall terminate with respect to the affected Property.

	16.2	Procedures.

		(a)	A Termination Notice shall contain:  (i) notice of
termination of this Lease with respect to the affected Property on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property and purchase such Property on such Termination Date.

		(b)	On each Termination Date, Lessee shall pay to
Lessor the Termination Value for the applicable Property, and Lessor shall convey such Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with Section 20.2.


ARTICLE XVII

	17.1	Lease Events of Default.

		If any one (1) or more of the following events (each a "Lease Event of
Default") shall occur:

		(a)	Lessee shall fail to make payment of (i) any Basic
Rent (except as set forth in clause (ii)) within three (3) days after the same has become due and payable or (ii) any Termination
Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

		(b)	Lessee shall fail to make payment of any
Supplemental Rent (other than Supplemental Rent referred to in
Section 17.1(a)(ii)) which has become due and payable within three (3) days after receipt of notice that such payment is due;

		(c)	Lessee shall fail to maintain insurance as required
by Article XIV of this Lease or to deliver any requisite annual certificate with respect thereto within ten (10) days of the date such certificate is due under the terms hereof;

		(d)	(i) Lessee shall fail to observe or perform any term,
covenant or condition of Lessee under this Lease (including without limitation the Incorporated Covenants) or any other
Operative Agreement to which Lessee is a party other than those set forth in Sections 17.1(a), (b) or (c) hereof, or Lessee shall fail to pay, or cause to be paid, any Imposition or shall fail to observe any Legal Requirement regarding any Property (to the extent the failure to observe such Legal Requirement results in a Material Adverse
Effect) and such failure shall continue for fifteen (15) days after notice thereof to the Lessee, or (ii) any representation or warranty made by Lessee set forth in this Lease (including without limitation the Incorporated Representation and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

		(e)	An Agency Agreement Event of Default shall have occurred and be continuing;

		(f)	Lessee or any of its Subsidiaries shall default
(beyond applicable periods of grace and/or notice and cure) in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least
$5,000,000; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

		(g)	The liquidation or dissolution of Lessee, or the
suspension of the business of Lessee, or the filing by Lessee of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Lessee indicating its consent to, approval of or acquiescence in, any such petition or proceeding;
the application by Lessee for, or the appointment by consent or acquiescence of Lessee of a receiver, a trustee or a custodian of Lessee for all or a substantial part of its property; the making by Lessee of any assignment for the benefit of creditors; the inability of Lessee or the admission by Lessee in writing of its inability to pay its debts as they mature; or Lessee taking any corporate action to authorize any of the foregoing;

		(h)	The filing of an involuntary petition against Lessee
in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United
States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Lessee for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Lessee, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

		(i)	The adjudication of Lessee as bankrupt or insolvent;

		(j)	The entering of any order in any proceedings
against Lessee or any Material Subsidiary decreeing the dissolution, divestiture or split-up of Lessee or any Material
Subsidiary, and such order remains in effect for more than sixty
(60) days;

		(k)	Any report, certificate, financial statement or other
instrument delivered to Lessor by or on behalf of Lessee pursuant to the terms of this Lease or any other Operative Agreement is false or misleading in any material respect when made or delivered;

		(l)	Any Lessee Credit Agreement Event of Default
shall have occurred and be continuing and shall not have been waived;

		(m)	A final judgment or judgments for the payment of
money shall be rendered by a court or courts against Lessee or any of its Material Subsidiaries in excess of $5,000,000 in the aggregate, and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof, or (ii) Lessee or such Material Subsidiary shall not, within said period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within forty-five (45) days after a decision has been reached with respect to such appeal and the related stay has been lifted;

		(n)	Lessee or any member of the Controlled Group
shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $2,000,000 shall be filed under Title IV of ERISA by Lessee or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against Lessee or any member of the Controlled
Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated;

		(o)	(i) As a result of one (1) or more transactions after
the date of this Lease, any "person" or "group" of persons shall have "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of fifty percent
(50%) or more of the outstanding common stock of Lessee; or (ii) without limiting the generality of the foregoing, during any period of twelve (12) consecutive months, commencing after the date of this Lease, individuals who at the beginning of such period of twelve (12) months were directors of Lessee shall cease for any reason to constitute a majority of the board of directors of Lessee, provided, that the relationships among the respective shareholders of Lessee on the Initial Closing Date shall not be deemed to constitute all or any combination of them as a "group" for purposes of clause (o)(i); or

		(p)	Any Operative Agreement shall cease to be in full force and effect;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

	17.2	Surrender of Possession.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Properties. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Properties. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

	17.3	Reletting.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

	17.4	Damages.

		Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease
Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Property or any portion thereof; provided, that Lessee's obligation to make payments of Basic Rent and Supplemental
Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, any Holder's, the Agent's and any Lender's reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section 17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

	17.5	Power of Sale.

		Without limiting any other remedies set forth in this Lease, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee has granted, pursuant to Section 7.1(b) hereof and each Lease Supplement, a Lien against the Properties WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Properties.

	17.6	Final Liquidated Damages.

		If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 13 of the Participation Agreement, and in lieu of all current liquidated damages beyond the date of such demand
(it being agreed that it would be impossible accurately to determine actual damages) the Termination Value. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, an assignment of Lessor's entire right, title and interest in and to the Properties, Improvements, Fixtures, Modifications, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including without limitation the release of any memoranda of Lease and/or the Lease Supplement recorded in connection therewith) and any Lessor Liens. The Properties shall be conveyed to Lessee "AS-IS, WHERE-IS" and in their then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Properties, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless
Lessee shall have paid in full the Termination Value. Lessee specifically acknowledges and agrees that its obligations under this Section 17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

	17.7	Environmental Costs.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor's election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting any Property, as such testing or work is deemed appropriate in the reasonable judgment of Lessor. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any request by Lessor for such payment. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

	17.8	Waiver of Certain Rights.

		If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this
Article XVII.

	17.9	Assignment of Rights Under Contracts.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties or any of them.

	17.10	Remedies Cumulative.

		The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including without limitation any mortgage foreclosure remedies.


ARTICLE XVIII

	18.1	Lessor's Right to Cure Lessee's Lease Defaults.

		Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property, and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


ARTICLE XIX

	19.1	Provisions Relating to Lessee's Exercise of its Purchase Option.

		Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to any Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment (by deed or other appropriate instrument) of Lessor's entire interest in such Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from Lessor. Such Property shall be conveyed to Lessee "AS-IS, "WHERE-IS" and in then present physical condition.

	19.2	No Purchase or Termination With Respect to Less than All of a Property.

	Lessee shall not be entitled to exercise its Purchase Option or the Sale Option separately with respect to a portion of any Property consisting of Land, Equipment, Improvements and/or any subleasehold interest in Land but shall be required to exercise its Purchase Option or the Sale Option with respect to an entire Property.


ARTICLE XX

	20.1	Purchase Option or Sale Option-General Provisions.

		Not less than one hundred twenty (120) days and no more than one hundred eighty (180) days prior to the Expiration Date or (respecting the Purchase Option only) any Payment Date after the second annual anniversary of the date of this Lease, Lessee may give Lessor and the Agent irrevocable written notice (the "Election Notice") that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, the Properties on the Expiration Date or on the Payment Date specified in the Election Notice (the "Purchase Option") or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket all, but not less than all, the Properties to a Person other than Lessee or any Affiliate of Lessee and cause a sale of such Properties to occur on the Expiration Date pursuant to the terms of Section 22.1 (the "Sale Option"). If Lessee does not give an Election Notice indicating the Purchase Option or the Sale Option at least one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the Expiration
Date, then, unless such Expiration Date is the final Expiration Date to which the Term may be extended, the term of this Lease shall be extended in accordance with Section 2.2 hereof; if such Expiration Date is the final Expiration Date, then Lessee shall be deemed to have elected the Purchase Option. If Lessee shall either (i) elect (or be deemed to have elected) to exercise the Purchase Option or (ii) elect the Sale Option and fail to cause the Properties to be sold in accordance with the terms of Section 22.1 on the Expiration Date, then in either case Lessee shall pay to Lessor on the date on which such purchase or sale is scheduled to occur an amount equal to the Termination Value for all of the Properties (which the parties do not intend to be a "bargain" purchase), in connection therewith, Lessee shall comply with the terms and provisions of Section 22.1(c) to the same extent as if Lessor had exercised its option to retain one (1) or more Properties pursuant to Section 22.1(a) and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Properties in accordance with
Section 20.2.

	20.2	Lessee Purchase Option.

		Provided, no Default or Event of Default shall have occurred and be continuing (other than those that will be cured by the payment of the Termination Value for the Properties) and provided, that the Election Notice has been appropriately given specifying the Purchase Option, Lessee shall purchase all of the Properties on the Expiration Date or Payment Date at a price equal to the Termination Value for such Properties (which the parties do not intend to be a "bargain" purchase price).

		Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in
Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee's cost and expense, each of the following: (a) a termination or assignment (as requested by the Lessee) of each applicable Ground Lease (such termination or assignment to be in form and substance reasonably satisfactory to Lessor, the Majority Holders and the Agent) and special or limited warranty Deeds conveying each Property (to the extent it is real property not subject to a Ground Lease) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor
Liens; (b) a Bill of Sale conveying each Property (to the extent it is personal property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and/or the applicable Ground Lease termination; and (d) FIRPTA affidavits. The applicable Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in then present physical condition.

		If any Property is the subject of remediation efforts respecting Hazardous Substances at the Expiration Date which could materially and adversely impact the Fair Market Sales Value of such Property (with materiality determined in Lessor's discretion), then Lessee shall be obligated to repurchase each such Property pursuant to Section 20.2.

		On the Expiration Date and/or any Payment Date on which Lessee has elected to exercise its Purchase Option, Lessee shall pay (or cause to be paid) to Lessor, the Agent and all other parties, as appropriate, the sum of all costs and expenses incurred by any such party in connection with the election by Lessee to exercise its Purchase Option and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

	20.3	Third Party Sale Option.

		(a)	Provided, that (i) no Default or Event of Default
shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option, Lessee shall undertake to cause a sale of the Properties on the Expiration
Date (all as specified in the Election Notice) in accordance with the provisions of Section 22.1 hereof.

		(b)	In the event Lessee exercises the Sale Option then,
as soon as practicable and in all events not less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment for each of the Properties recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent recognized professional acceptable to Lessor, the Majority Holders and the Agent in their reasonable discretion and in form, scope and content satisfactory to Lessor, the Majority Holders and the Agent in their reasonable discretion. In the event that Lessor and the Agent shall not have received such environmental site assessment by the date sixty (60) days prior to the Expiration Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material
Environmental Violation or potential material Environmental
Violation (with materiality determined in each case in Lessor's discretion), then Lessee on the Expiration Date shall pay to Lessor an amount equal to the Termination Value for all of the Properties and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Properties in accordance with Section 19.1.


ARTICLE XXI

	21.1	[Intentionally Omitted].


ARTICLE XXII

	22.1	Sale Procedure.

		(a)	During the Marketing Period, Lessee, on behalf of
Lessor, shall obtain bids for the cash purchase of the Properties in connection with a sale to one (1) or more third party purchasers to be consummated on the Expiration Date (the "Sale Date") for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for each such Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses incurred by Lessor and/or the Agent (as the case may be) in connection with such sale of one or more Properties, all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

		Lessor may reject any and all bids and may solicit and obtain bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject the bids submitted by Lessee if such bids, in the aggregate, are greater than or equal to the sum of the Limited Recourse Amount for the Properties, and represent bona fide offers from one (1) or more third party purchasers. If the highest price which a prospective purchaser or the prospective purchasers shall have offered to pay for the Properties on the Sale Date is less than the sum of the Limited Recourse Amount for the Properties or if such bids do not represent bona fide offers from one (1) or more third parties or if there are no bids, Lessor may elect to retain the Properties by giving Lessee prior written notice of Lessor's election to retain the Properties, and promptly upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, each of the Properties in accordance with the terms and conditions of
Section 10.1. Upon acceptance of any bid, the Lessor agrees, at Lessee's request and expense, to execute a contract of sale with respect to such sale, so long as the same is consistent with the terms of this Article 22 and provides by its terms that it is nonrecourse to Lessor.

		Unless Lessor shall have elected to retain the Properties pursuant to the provisions of the preceding paragraph, Lessee shall arrange for Lessor to sell the Properties free and clear of the Lien of this Lease and any Lessor Liens attributable to Lessor, without recourse or warranty (of title or otherwise), for cash on the Sale
Date to the purchaser or purchasers offering the highest cash sales price, as identified by Lessee or Lessor, as the case may be;
provided, however, solely as to Lessor or the Trust Company, in its individual capacity, any Lessor Lien shall not constitute a Lessor
Lien so long as Lessor or the Trust Company, in its individual capacity, is diligently and in good faith contesting, at Lessor's cost and expense, such Lessor Lien by appropriate proceedings in which event the applicable Sale Date, all without penalty or cost to Lessee, shall be delayed for the period of such contest. To effect such transfer and assignment, Lessor shall execute, acknowledge
(where required) and deliver to the appropriate purchaser each of the following: (a) special or limited warranty Deeds conveying each Property (to the extent it is real property titled to Lessor) and an assignment of the Ground Lease conveying the leasehold interest of Lessor in each Property (to the extent it is real property and subject to a Ground Lease) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit
Documents and any Lessor Liens; (b) a Bill of Sale conveying each Property (to the extent it is personal property) titled to Lessor to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record each Deed and/or each Ground Lease assignment; and (d) FIRPTA affidavits, as appropriate. Lessee shall surrender the Properties so sold or subject to such documents to each purchaser in the condition specified in Section 10.1, or in such other condition as may be agreed between Lessee and such purchaser. Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for any Property. If each of the Properties is not either (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the second sentence of the second paragraph of this Section 22.1(a), then (x) Lessee shall be obligated to pay
Lessor on the Sale Date an amount equal to the aggregate
Termination Value less any sales proceeds received, and (y) Lessor shall transfer each applicable Property to Lessee in accordance with Section 20.2.

		(b)	If the Properties are sold on a Sale Date to one (1)
or more third party purchasers in accordance with the terms of
Section 22.1(a) and the aggregate purchase price paid for the Properties is less than the sum of the aggregate Property Cost for the Properties (hereinafter such difference shall be referred to as the "Deficiency Balance"), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee
Amount for all of the Properties. On a Sale Date if (x) Lessor receives the Termination Value for all Properties from one (1) or more third party purchasers, (y) Lessor receives all other amounts specified in the last sentence of the first paragraph of Section
22.1(a) and (z) the aggregate purchase price paid for all such Properties on such date exceeds the sum of the aggregate Property
Cost for such Properties, then Lessee may retain such excess. If the Properties are retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section
22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date an amount equal to the Maximum Residual
Guarantee Amount for the Properties. Any payment of the foregoing amounts described in this Section 22.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1(a).

		(c)	In the event that the Properties are either sold to one
(1) or more third party purchasers on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser (unless otherwise agreed by such third party purchaser) with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain each such Property for the purpose it is being used by Lessee, and (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of each such Property for its intended purpose or otherwise as Lessor or such third party purchaser(s) shall reasonably request (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party purchaser(s), as applicable).
All assignments, licenses, easements, agreements and other deliveries required by clauses (i), (ii) and (iii) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable
(including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge. Lessee shall also execute any documentation requested by Lessor or such third party purchaser(s), as applicable, evidencing the continuation or assignment of each Ground Lease.

	22.2	Application of Proceeds of Sale.

		Lessor shall apply the proceeds of sale of any Property in the following order of priority:

		(a)	FIRST, to pay or to reimburse Lessor (and/or the
Agent, as the case may be) for the payment of all reasonable costs and expenses incurred by Lessor (and/or the Agent, as the case may be) in connection with the sale (to the extent Lessee has not satisfied its obligation to pay such costs and expenses);

		(b)	SECOND, so long as the Credit Agreement is in
effect and any Holder Advances or any amount is owing to the Holders under any Operative Agreement, to the Agent to be applied pursuant to intercreditor provisions between the Lenders and the Holders contained in the Operative Agreements; and

		(c)	THIRD, to Lessee.

	22.3	Indemnity for Excessive Wear.

		If the proceeds of the sale described in Section 22.1 with respect to the Properties shall be less than the Limited Recourse Amount with respect to the Properties, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Properties shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Sale Proceeds Shortfall, whichever amount is less.

	22.4	Appraisal Procedure.

		For determining the Fair Market Sales Value of the
Properties or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by
	Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

	22.5	 Certain Obligations Continue.

		During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including without limitation the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section
22.3, if any, and all other amounts due to Lessor or any other Person with respect to all Properties or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.


ARTICLE XXIII

	23.1	Holding Over.

		If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at one hundred ten percent
(110%) of the Basic Rent that would otherwise be due and payable at such time. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional ten percent (10%) amount shall be applied by Lessor to the payment of the Loans pursuant to the Credit Agreement and the Holder Advances pursuant to the Trust Agreement pro rata between the Loans and the Holder Advances. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of such Property. Nothing contained in this
Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.


ARTICLE XXIV

	24.1	Risk of Loss.

		During the Term, unless Lessee shall not be in actual possession of any Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


ARTICLE XXV

	25.1	Assignment.

		(a)	Lessee may not assign this Lease or any of its rights
or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and Lessor.

		(b)	No assignment by Lessee (referenced in this Section
25.1 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to any assignment regarding this Lease.

	25.2	Subleases.

		(a)	Promptly, but in any event within five (5) Business
Days, following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor and the Agent of the execution of such sublease. As of the date of each Lease Supplement, Lessee shall lease the respective Properties described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

		(b)	Without the prior written consent of the Agent, any
Lender, any Holder or Lessor and subject to the other provisions of this Section 25.2, Lessee may sublet (i) any Property or portion thereof to any wholly-owned Subsidiary of Lessee and/or (ii) up to twenty-five percent of the total square footage of the Properties to any Person that is not a wholly-owned Subsidiary of Lessee.
Except as referenced in the immediately preceding sentence, no other subleases shall be permitted unless consented to in writing by the Lessor, the Agent and the Majority Holders. All subleasing shall be done on market terms and shall in no way diminish the fair market value or useful life of any applicable Property.

		(c)	No sublease (referenced in this Section 25.2 or
otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to such Property, or portion thereof, so sublet. During the Basic Term, the term of any such sublease shall not extend beyond the Basic Term. During any Renewal Term, the term of any such sublease shall not extend beyond such Renewal
Term. Each sublease shall be expressly subject and subordinate to this Lease.


ARTICLE XXVI

	26.1	No Waiver.

		No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


ARTICLE XXVII

	27.1	Acceptance of Surrender.

		No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and the Agent and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

	27.2	No Merger of Title.

		There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property,
(c) any Notes, or (d) a beneficial interest in Lessor.


ARTICLE XXVIII

	28.1	Incorporation of Covenants.

		Reference is made to the Lessee Credit Agreement and the representations and warranties of Lessee contained in Section 3 of the Lessee Credit Agreement (hereinafter referred to as the "Incorporated Representations and Warranties") and the covenants contained in Sections
4 and 5 of the Lessee Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). Lessee agrees with Lessor that the Incorporated Representations and Warranties and the Incorporated
Covenants (and all other relevant provisions of the Lessee Credit
Agreement related thereto, including without limitation the defined terms contained in Section 1 thereof which are used in the Incorporated Representations and Warranties and the Incorporated Covenants) are hereby incorporated by reference into this Lease to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of Lessor, without giving effect to any waiver, amendment, modification or replacement of the Lessee Credit Agreement or any term or provision of the Incorporated Representations and Warranties or the Incorporated Covenants occurring subsequent to the date of this Lease, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Lessee Credit Agreement or an amendment or modification is executed with respect to the Lessee Credit Agreement, and such waiver, amendment and/or modification affects the Incorporated Representations and Warranties or the Incorporated Covenants, then such waiver, amendment or modification shall be effective with respect to the Incorporated Representations and Warranties and the Incorporated Covenants as incorporated by reference into this Lease only if consented to in writing by the Lessor, the Agent and the Majority Holders. In the event of any replacement of the Lessee Credit Agreement with a similar credit facility (the "New Facility") the representations and warranties and covenants contained in the New Facility which correspond to the representations and warranties and covenants contained in Section 3 and Sections 4 and 5, respectively, of the Lessee Credit Agreement shall become the Incorporated Representations and Warranties and the Incorporated
Covenants hereunder only if consented to in writing by Lessor, the Agent and the Majority Holders and, if such consent is not granted or if the Lessee Credit Agreement is terminated and not replaced, then the representations and warranties and covenants contained in Section 3 and Sections 4 and 5, respectively, of the Lessee Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph) shall continue to be the Incorporated Representations and Warranties and the Incorporated Covenants hereunder.


ARTICLE XXIX

	29.1	Notices.

		All notices required or permitted to be given under this Lease shall be in writing and delivered as provided in the Participation Agreement.


ARTICLE XXX

	30.1	Miscellaneous.

		Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

	30.2	Amendments and Modifications.

		Neither this Lease nor any Lease Supplement may be amended, waived, discharged or terminated except in accordance with the provisions of Section 14.5 of the Participation Agreement.

	30.3	Successors and Assigns.

		All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

	30.4	Headings and Table of Contents.

		The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

	30.5	Counterparts.

		This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.

	30.6	GOVERNING LAW.

		THIS LEASE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NORTH CAROLINA, EXCEPT TO THE EXTENT THE LAWS OF
THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED
ARE REQUIRED TO APPLY.

	30.7	Calculation of Rent.

		All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the Prime Lending Rate, three hundred sixty-five (365) (or three hundred sixty-six
(366), as applicable) days.

	30.8	Memoranda of Lease and Lease Supplements.

		This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record (a) a memorandum of this Lease and the applicable Lease Supplement (in substantially the form of Exhibit B attached hereto) regarding each Property promptly after the acquisition thereof in the local filing office with respect thereto, in all cases at Lessee's cost and expense, and as required under applicable law to sufficiently evidence this Lease and any such Lease Supplement in the applicable real estate filing records.

	30.9	Allocations between the Lenders and the Holders.

		Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

	30.10	Limitations on Recourse.

		Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Properties (and in no circumstance to the Agent, the Lenders, the Holders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Properties or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2 or the provisions of Section
14.10 of the Participation Agreement.

	30.11	WAIVERS OF JURY TRIAL.

		EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST
EXTENT ALLOWED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR
PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.

	30.12	Exercise of Lessor Rights.

		Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements.

	30.13	SUBMISSION TO JURISDICTION; VENUE; ARBITRATION.

		(a) 	Any legal action or proceeding with respect to this
Lease may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina, and, by execution and delivery of this Lease, each of the parties to this Lease hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Lease further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to
Section 29.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

		(b)	Each of the parties to this Lease hereby irrevocably
waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Lease brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

		(c)	Notwithstanding the provisions of Section 30.13(a) to
the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any Dispute between or among parties to this Lease shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from this Lease executed in the future, or claims arising out of or connected with the transaction reflected by this Lease.

		Arbitration shall be conducted under and governed by the Arbitration Rules of the AAA and Title 9 of the United States Code.
All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

		Notwithstanding the preceding binding arbitration provisions, the parties to this Lease agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders and the Holders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders and the Holders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Operative Agreement or under applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

		The parties hereto agree that they shall not have a remedy of special, punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

		By execution and delivery of this Lease, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Lease from which no appeal has been taken or is available.

	30.14	USURY SAVINGS PROVISION.

		IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN
STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT.  TO
THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY
COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST
THEREON, THIS SECTION 30.14 SHALL APPLY.  ANY SUCH RENT OR PAYMENTS SO
CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST."  ALL
AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF
THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER
NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL.  IN
NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION
PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY
INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS
LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER
APPLICABLE LAW.  IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE
AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE
BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION
SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS
UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE
MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE
NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT.  IF
LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS
INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE
LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM
LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN
EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF
THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF
INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE
EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT
OF PAYMENTS DEEMED TO BE PRINCIPAL.  THE RIGHT TO DEMAND PAYMENT OF ANY
AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE
RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF
SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY
UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND.  ALL INTEREST PAID OR AGREED
TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE
AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM
(INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE
SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED
THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.


	[Signature pages follow]


	IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

PERFORMANCE FOOD GROUP COMPANY

	By: /s/ Roger L. Boeve
	Name: Roger L. Boeve
	Title: Executive VP. / Chief
	Financial Officer



	FIRST SECURITY BANK,
NATIONAL ASSOCIATION,
not individually, but solely as
the Owner Trustee under the
PFG Real Estate Trust 1997-1,
as Lessor

	By:  /s/ Nancy M. Dahl
	Name: Nancy M. Dahl
	Title: Vice President


Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as the date hereof

FIRST UNION NATIONAL BANK,
as the Agent


By:
Name:
Title:
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